UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2015

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On November 27, 2015 (the “Closing Date”), Sensata Technologies UK Financing Co. plc (the “Issuer”), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the “Company”), completed the issuance and sale of the Issuer’s $750.0 million aggregate principal amount of 6.25% senior notes due 2026 (the “Notes”).
The net proceeds from the issuance and sale of the Notes, along with revolving borrowings of $250.0 million under the senior secured credit facilities (the “Senior Secured Credit Facilities”) of Sensata Technologies B.V. (“STBV”), an indirect, wholly-owned subsidiary of the Company, and cash on hand, were used to fund the Acquisition (as defined in Item 2.01 below) and pay all related fees and expenses in connection with the Acquisition, the issuance of the Notes, and related transactions.
Indenture
The Notes were issued pursuant to an indenture, dated as of November 27, 2015 (the “Indenture”), among the Issuer, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes were priced at par.
Interest and Maturity
The Notes bear interest at a rate of 6.25% per annum and mature on February 15, 2026. Interest is payable on the Notes on February 15 and August 15 of each year, commencing on February 15, 2016.
Guarantees
As of the Closing Date, the Issuer’s obligations under the Notes are guaranteed by STBV and all of STBV’s subsidiaries (other than the Issuer) (collectively, the “Guarantors”) that guarantee the obligations of STBV under the Senior Secured Credit Facilities and under its 4.875% senior notes due 2023, 5.625% senior notes due 2024, and 5.0% senior notes due 2025 (collectively, the “Existing Notes”). The Notes are the Issuer’s, and the guarantees are the Guarantors’, senior unsecured obligations and rank equally in right of payment to all existing and future senior indebtedness of the Issuer or the Guarantors, respectively, including the Senior Secured Credit Facilities and the Existing Notes. The Notes and the guarantees rank senior in right of payment to all of the Issuer’s and the Guarantors’ future indebtedness and other obligations that expressly provide for their subordination to the Notes and the guarantees. The Notes and the guarantees are effectively junior to the Issuer’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness, including indebtedness under the Senior Secured Credit Facilities. The Notes and the guarantees will also be structurally subordinated to all existing and future obligations, including trade payables, of any of STBV’s subsidiaries that do not guarantee the Notes.
Covenants
The Indenture contains covenants that limit the ability of STBV and its subsidiaries (including the Issuer) to, among other things: incur liens; engage in sale and leaseback transactions; incur indebtedness without guaranteeing the Notes; or consolidate, merge with, or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of their properties or assets to, another person. These covenants are subject to important exceptions and qualifications set forth in the Indenture.
Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by either Standard & Poor’s or Moody’s Investors Service, Inc. and no default has occurred and is continuing. The suspended covenants will be reinstated if the Notes are no longer rated investment grade by both rating agencies or an event of default has occurred and is continuing at such time.
Events of Default
The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency, failure to pay certain judgments, and when the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately. All provisions regarding remedies in an event of default are subject to the Indenture.

Optional Redemption
The Issuer may redeem the Notes, in whole or in part, at any time prior to February 15, 2021, at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to the date of redemption, and a “make-whole” premium. Thereafter, the Issuer may redeem the Notes, in whole or in part, at the following prices (plus accrued and unpaid interest, if any, to the date of redemption):

Period beginning February 15,	Price
2021	103.125%
2022	102.083%
2023	101.042%
2024 and thereafter	100.000%
In addition, at any time prior to November 15, 2018, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes (including additional notes, if any) with the net cash proceeds from certain equity offerings at the redemption price of 106.25% plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after each such redemption.
Upon the occurrence of certain changes in control, each holder of the Notes will have the right to require the Issuer to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
Upon changes in certain tax laws or treaties, or any change in the official application, administration, or interpretation thereof, the Issuer may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, premium, if any, and all Additional Amounts (as defined in the Indenture), if any, then due and which will become due on the date of redemption.
The Notes are not registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.
A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Notes, the guarantees and the Indenture is qualified in its entirety by reference to such exhibit.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On December 1, 2015, the Company completed the acquisition (the “Acquisition”) of the sensing portfolio of Custom Sensors & Technologies, Inc. (“CST”), including the Kavlico, BEI, Crydom, and Newall product lines and brands (collectively, the “Business”), for an aggregate purchase price (including cash acquired) of approximately $1,009 million, pursuant to a Stock and Asset Purchase Agreement dated July 30, 2015 (the “Purchase Agreement”).
The Purchase Agreement includes customary representations, warranties, and covenants. The Purchase Agreement also includes certain indemnification obligations of the parties, including with respect to breaches of representations and warranties, subject to specified limits. The parties also entered into a transition services agreement and reverse transition services agreement, both of which are not considered material to the Company. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 5, 2015, and is incorporated herein by reference.
On December 1, 2015, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of November 27, 2015, among Sensata Technologies UK Financing Co. plc, the Guarantors, and The Bank of New York Mellon, as Trustee.
99.1	Press Release issued by Sensata Technologies Holding N.V. on December 1, 2015, entitled “Sensata Technologies Completes Acquisition of Custom Sensors & Technologies’ Sensing Portfolio.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: December 2, 2015	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 27, 2015, among Sensata Technologies UK Financing Co. plc, the Guarantors, and The Bank of New York Mellon, as Trustee.
99.1	Press Release issued by Sensata Technologies Holding N.V. on December 1, 2015, entitled “Sensata Technologies Completes Acquisition of Custom Sensors & Technologies’ Sensing Portfolio.”

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